Exhibit 4.4

SPECIMEN WARRANT CERTIFICATE

WARRANT NUMBER	[●] WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE
PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW)

A SPAC I MINI ACQUISITION CORP.

CUSIP [●]

WARRANT

THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received                                         , or registered agents, is the registered holder of a Warrant or Warrants (the “Warrant”) to purchase fully paid and non-assessable Class A ordinary shares (the “Warrant Shares”), no par value, of A SPAC I Mini Acquisition Corp., a British Virgin Islands company (the “Company”). This Warrant Certificate is subject to and shall be interpreted under the terms and conditions of the Warrant Agreement (as defined below).

Each whole Warrant entitles the holder thereof, upon exercise during the period set forth in the Warrant Agreement, to purchase from the Company, from time to time, in whole or in part, a number of Warrant Shares initially at the price of $11.50 per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of Continental Stock Transfer & Trust (the “Warrant Agent”), such payment to be made subject to the conditions set forth herein and in the Warrant Agreement, dated February 14, 2022, between A SPAC I Acquisition Corp., a British Virgin Islands company (“SPAC”), and the Warrant Agent, as supplemented by the Supplemental Warrant Agreement, dated [•], 2023, among the Company, SPAC and the Warrant Agent (as supplemented, the “Warrant Agreement”). In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in Warrant Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term “Warrant Price” as used in this Warrant Certificate refers to the price per full Warrant Share at which Warrant Shares may be purchased at the time the Warrant is exercised. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Redemption Trigger Price (as defined below), and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the exercise period provided for in the Warrant Agreement and to the extent not exercised by the end of such exercise period, such Warrants shall become null and void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Upon any exercise of the Warrant for less than the total number of full Warrant Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Warrant Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a shareholder of the Company.

After the Warrant becomes exercisable and prior to its expiration date, the Company reserves the right to call the Warrant at any time, with a notice of call in writing to the holder(s) of record of the Warrant, giving thirty (30) days’ written notice of such call if the last reported sale price of the shares has been equal to or greater than $16.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (the “Redemption Trigger Price”) for any twenty (20) trading days within a thirty (30) trading day period ending on the third (3rd) trading day prior to the date on which notice of such call is given, provided that (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Class A ordinary shares underlying the Warrants issuable upon exercise must be effective and a current prospectus must be available for use by the registered holders hereof or (ii) the Warrants may be exercised on cashless basis as set forth in the Warrant Agreement and such cashless exercise is exempt from registration under the Securities Act. The call price is $0.01 per Warrant.

If the foregoing conditions are satisfied and the Company calls the Warrant for redemption, each holder will then be entitled to exercise his, her or its Warrant prior to the date scheduled for redemption; provided that the Company may require the Registered Holder who desires to exercise the Warrant, to elect cashless exercise as set forth in the Warrant Agreement, and such Registered Holder must exercise the Warrants on a cashless basis if the Company so requires. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

DATED:

A SPAC I MINI ACQUISITION CORP.

By:
Name:
Title:

[CORPORATE SEAL]

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST WARRANT AGENT

BY:
AUTHORIZED OFFICER

[REVERSE OF WARRANT CERTIFICATE]

SUBSCRIPTION FORM

 To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Class A ordinary shares in accordance with the terms of this Warrant Certificate and pursuant to the method selected below. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant Agreement.

PLEASE CHECK ONE METHOD OF PAYMENT:

a “Cash Exercise” with respect to Warrant Shares; and/or

a “Cashless Exercise” with respect to Warrant Shares pursuant to the Warrant Agreement, in which event the Company shall deliver to the registered holder(s) the number of Class A ordinary shares as determined in accordance with the Warrant Agreement.

The undersigned requests that a certificate for such shares be registered in the name(s) of:

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,                                      hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and to be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint                      Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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